Exhibit 10.1

STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effective December 18, 2020, by and among Viewbix Inc., a Delaware corporation (the “Company”), and the persons and/or entities set forth in Schedule I hereto (each a “Subscriber”, and collectively the “Subscribers”).

Pursuant to the terms and conditions of this Agreement, Company desires to issue and Subscriber desires to purchase shares of the common stock of the Company on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. Purchase of Stock. The Company agrees to issue and sell to the Subscribers, in such amounts set forth opposite each Subscriber’s name in Schedule I, an aggregate of 3,000,000 shares of common stock, $0.0001 par value per share (the “Shares”), at a purchase price of $0.01 per share for an aggregate cash purchase price of $30,000 (the “Purchase Price”). Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the shares, or effect such delivery in book-entry form.

2. Closing; Closing Deliverables. The consummation of the purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, on December 21, 2020, or at such other time and place as the Company and the Subscribers mutually agree upon. At the Closing, the Company and Subscribers, as applicable, shall deliver to the opposite party, as applicable: (i) the Company shall deliver to the Subscribers duly executed stock certificates or book-entry confirmations representing respective Shares issued to the Subscribers at the Closing, and (ii) the Subscribers shall transfer to the Company the Purchase Price by wire transfer of immediately available funds according to the wire instructions attached hereto as Schedule II.

3. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company that the following statements are correct on the date of this Agreement and will be true and correct on the date of the purchase of the Shares as though made on such date.

(a) Subscriber has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of Subscriber enforceable in accordance with its terms.

(b) Subscriber has been informed that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Subscriber is aware that, except as set forth herein, the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Shares have not been registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Purchaser representations as expressed herein.

(c) The Shares, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(d) Subscriber is acquiring the Shares for its own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws. No one else has a beneficial interest in the Shares. Subscriber does not intend to and will not resell the Shares unless, at a future date, they are registered under the Act or a specific exemption from registration is available to Subscriber in connection with any such resale. Subscriber understands that an exemption from such registration may be available pursuant to Rule 144 promulgated under the Act by the Securities and Exchange Commission but that in no event may Subscriber sell the Shares pursuant to Rule 144 prior to the expiration of a one-year period after Subscriber has acquired the Shares and a minimum two-year holding period may be required in some cases; and that any sales pursuant to Rule 144 can only be made in full compliance with the provisions thereof. Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act.

(e) Subscriber has such knowledge and experience in financial, taxation, securities, investments and other business matters that it is capable of evaluating the merits and risks of Subscriber’s investment in the Shares or has obtained the advice of an attorney, certified public accountant or registered investment advisor with respect to the merits and risks of its investment in the Shares. Subscriber has not relied on the Company or any of its officers, directors or professional advisors for advice as to the economic, legal or tax consequences of an investment in the Shares. Subscriber understands that the Company is subject to all of the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March, 31, June 30, 2020 and September 30, 2020. Subscriber has taken full cognizance of and understands those risks and the effect they may have on the Subscriber’s investment.

(f) Subscriber understands that its investment in the Shares and the Company is speculative and may remain so for an indefinite period, that substantial additional investments in the Company may be required and that there is no assurance that any such additional investments can be obtained, and acknowledges that it is able to bear the economic risk of its investment in the Shares should it be determined ultimately to be worthless.

(g) Subscriber recognizes the speculative nature and risks of loss associated with an investment in the Company and represents that the Shares subscribed for constitute an investment which is suitable and consistent with Subscriber’s investment program. Subscriber has the financial ability to bear the economic risk of its investment in the Shares, including a possible loss of its entire investment, has adequate means of providing for its current needs and contingencies and has no need to liquidity in its investment in the Company. Subscriber acknowledges that Subscriber may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time. Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Company will not cause such overall commitment to become excessive.

(h) Neither the Company nor any person acting on its behalf has offered, offered to sell, offered for sale or sold to Subscriber by means of any form of general solicitation or general advertising.

(i) Neither the execution, delivery, nor performance of this Agreement by Subscriber violates or conflicts with, creates (with or without the giving of notice or the lapse of time, or both) a default under or a lien upon any of Subscriber’s assets or properties pursuant to, entitles any party to terminate, or requires the consent, approval or order of any government or governmental agency or other person or entity under (i) any material agreement to which Subscriber is a party or by which Subscriber or any of Subscriber’s properties or assets is bound or (ii) any statute, law, rule, regulation, order, judgment or decree binding upon or applicable to Subscriber or Subscriber’s assets or properties.

(j) Subscriber is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Purchaser is a non U.S. Person, the Purchaser (x) is not acquiring Purchased Shares for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the Closing, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber that the following statements are correct on the date of this Agreement and will be true and correct on the date of the purchase of the Shares as though made on such date.

(a) The Company is duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it is engaged.

(b) As of the date of this Agreement, the authorized capital of the Company consists of 490,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of which 31,201,669 shares of common stock are issued and outstanding.

(c) The Company has the corporate power to execute, deliver and perform this Agreement in the time and manner contemplated, and has taken all requisite corporate action to issue and deliver the Shares and to the Subscriber.

(d) No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets are subject is required for the execution, delivery or performance by the Company of any of this Agreement or the issuance and sale of the Shares.

(e) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares, will not violate or result in a breach of, or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any contract or agreement to which the Company is a party or violate or result in a breach of any term of the certificate of incorporation or bylaws of the Company, or violate any law, rule, regulation, order, judgment or decree binding upon, the Company or any of its subsidiaries, or to which any of their respective operations, businesses, properties or assets are subject, the breach, termination or violation of which, or default under which, would have a material adverse effect on the operations, business, properties or assets of the Company.

(f) The Shares, upon their issuance and deliver to the Subscriber, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership interest thereof.

5. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive execution and delivery of this Agreement and the purchase of the Shares hereunder.

6. Notices. All notices, requests, consents and other communications herein shall be in writing and shall be sent by (i) certified mail, return receipt requested, postage prepaid, or (ii) by facsimile, along with a copy by first class mail, to the address set below each party’s signature to this Agreement or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties. Any such notice or communication shall be deemed to have been given as of the date so delivered by mail or by facsimile.

7. Modifications; Waiver. No modification or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and approved by all of the parties hereto.

8. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

9. Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, Subscriber may not assign its rights under this Agreement without the written consent of the Company.

10. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. Facsimile transmission of any signed original counterpart and /or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

11. Governing Law and Forum. This Agreement shall be governed by the laws of the State of Delaware without regard to its principles of conflicts of laws.

12. Severability. In the event any provision of this Agreement or the application of such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

SUBSCRIBER:

By:
Name:
Title:

COMPANY:

VIEWBIX INC.

By:
Name:	Amihay Hadad
Title:	Chief Executive Officer

[Signature Page – Subscription Agreement]

Schedule I

Schedule II